                                                                 Exhibit (1) (a)



                              FIFTH THIRD BANCORP*

                        [________ Shares of Common Stock,
                                  No Par Value]

                                      -or-

        [________ Shares of Preferred Stock[, Series ___], No Par Value]

                                      -or-

                         [__________ Depositary Shares,
             Each representing a [Fraction] Interest in a Share of]
                  Preferred Stock[, Series ___], No Par Value]


                             Underwriting Agreement

                                -------- --, ----


To the Representatives named in Schedule I hereto of the Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

     Fifth Third Bancorp, an Ohio corporation ("Fifth Third"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of
__________

[shares of its Common Stock ("Common Stock"), no par value (the "Securities")]



-or-


--------
* Provisions for Warrants, over-allotment option and convertibility, if necessary, would need to be added to introductory paragraph, representations, opinions, etc.

[an aggregate of _________ shares of Preferred Stock[, Series ___] of Fifth Third (the "Securities")]

-or-

[Depositary Shares (the "Shares"), each such share representing ownership of [fraction] of a share of Preferred Stock[, Series ___] of Fifth Third (the "Preferred Stock"). The Preferred Stock will, when issued, be deposited by Fifth Third against delivery of Depositary Receipts ("Depositary Receipts") to be issued by [ ], as depositary (the "Depositary"), under a Deposit Agreement, dated as of _________ __, ____ (the "Deposit Agreement"), among Fifth Third, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Shares. The Shares and the Preferred Stock are herein collectively called the "Securities."]

     1. Representations and Warranties. Fifth Third represents and warrants to, and agrees with, each Underwriter that:

          (a) The registration statement (File No. 333-_____) on Form S-3 (the "registration statement"), including a prospectus which, as supplemented, shall be used in connection with the sale of the Securities, has been filed with the Securities and Exchange Commission (the "Commission"), in the form heretofore delivered to the Representatives. The registration statement, as it may have been amended prior to the date of this Agreement, has become effective under the Securities Act of 1933, as amended (the "Act"). (The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has been most recently filed, or transmitted for filing, with the Commission on or before the date of this Agreement, as the same is proposed to be added to or changed), as supplemented by a prospectus supplement relating to the Securities, filed or transmitted for filing with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the Securities, is hereinafter referred to as the "Prospectus"; and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.)

          (b) The Registration Statement, at the time it became effective, and any amendments thereof filed prior to the date hereof, as of their respective effective dates, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and any amendments thereof and supplements thereto, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder, and no such document, as of such respective dates and, in the case of the Prospectus and any amendments thereof or supplements thereto, as of the Closing Date (as hereinafter defined), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that Fifth Third makes no representations or warranties as to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of any trustee or (ii) the information contained in or omitted from the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to Fifth Third by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment thereof or supplement thereto.

          (c) Fifth Third has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

          (d) The [shares of Preferred Stock represented by the] Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in Fifth Third's Articles of Incorporation, as amended to the Closing Date[, including the Articles of Amendment relating to such shares (the "Amendment") filed under Section 1701.73 of the Ohio General Corporation Law].

          (e) Fifth Third has all corporate power and authority necessary to execute and deliver this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Fifth Third and compliance with the provisions hereof and thereof by Fifth Third will not constitute a breach of or default under, the Articles of Incorporation or Code of Regulations of Fifth Third, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which Fifth Third is a party, or, to the best of Fifth Third's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Fifth Third or any property of Fifth Third, which breach or default would be reasonably likely to have a material adverse effect on Fifth Third and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Fifth Third except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or "blue sky" laws.

          [( ) The Amendment has been duly filed with the Secretary of State of the State of Ohio in accordance with the Ohio General Corporation Law and with all other offices where such filing is required.]

          [( ) The Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will be entitled to the rights under, and the benefits of, the Deposit Agreement.]

          [( ) The Deposit Agreement has been duly authorized, executed and delivered by Fifth Third and the Depositary and constitutes a valid and legally binding agreement of Fifth Third and the Depositary, enforceable against Fifth Third and the Depositary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.]

          ( ) The [Preferred Stock, the] Securities [and the Deposit Agreement] conform in all material respects to the descriptions thereof in the Prospectus.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Fifth Third agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Fifth Third, at the purchase price set forth in
Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and Fifth Third (such date and time of delivery of and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Fifth Third in the manner and type of funds specified in Schedule I. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date.

     Fifth Third agrees to have the Securities available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

     5. Agreements. Fifth Third agrees with the several Underwriters that:

          (a) Fifth Third will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Representatives when the Prospectus has been so filed or transmitted for filing, and, prior to the termination of the offering of the Securities to which such Prospectus relates, also will promptly advise the Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by Fifth Third of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Fifth Third will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as reasonably possible the withdrawal thereof. For so long as a prospectus relating to the Securities is required to be delivered under the Act, Fifth Third will not file or transmit for filing any amendment to the Registration Statement or supplement to the Prospectus which relates to the Securities unless Fifth Third has furnished you or counsel for the Underwriters a copy for your review prior to filing or transmission for filing.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus in connection with the sale of the Securities to comply with the Act or the rules and regulations of the Commission thereunder, promptly after becoming aware thereof, Fifth Third will notify the Representatives or counsel for the Underwriters and, upon their or its reasonable request, prepare and file or transmit for filing with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) Fifth Third will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of Fifth Third during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of Fifth Third and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act.

          (d) Fifth Third will use its best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, each related preliminary prospectus supplement and all amendments of and supplements to such documents as may be reasonably requested.

          (e) Fifth Third will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by Fifth Third to the Underwriters, and any fees charged for rating the Securities.

          (f) Fifth Third will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the

     Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that Fifth Third shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (g) During the period beginning from the date of this Agreement and continuing until the Closing Date or such longer period as may be agreed to by Fifth Third and set forth in Schedule I hereto relating to the Securities, Fifth Third will not offer, sell, contract to sell or otherwise dispose of any of its securities which are substantially similar to the Securities without the prior written consent of the Representatives [, other than shares of its Common Stock pursuant to its dividend reinvestment plan, stock options and other benefit plans, or commitments existing prior to the date of this Agreement].

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of Fifth Third contained herein as of the date hereof and the Closing Date, to the accuracy in all material respects of the statements of Fifth Third made in any certificates pursuant to the provisions hereof, to the performance in all material respects by Fifth Third of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with.

          (b) Fifth Third shall have furnished to the Representatives a certificate, dated the Closing Date, of Fifth Third, signed by the principal financial or accounting officer of Fifth Third, to the effect that, to the best of his knowledge after reasonable investigation:

               (i) The representations and warranties of Fifth Third in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Fifth Third has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

               (iii) Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of Fifth Third and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

               (iv) Since the date of this Agreement, (A) no downgrading has occurred in the rating accorded Fifth Third's unsecured debt securities or preferred stock as described in Section 6(h)(i) and (B) no announcement has been made with respect to any rating accorded Fifth Third's unsecured debt securities or preferred stock as described in Section 6(h)(ii).

          (c) Fifth Third shall have furnished to the Underwriters the opinion, dated the Closing Date, of Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third, to the effect that:

               (i) Fifth Third has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority under such laws to own its material properties and to conduct its business substantially as described in the Prospectus;

               (ii) The [shares of Preferred Stock represented by the] Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in Fifth Third's Articles of Incorporation, as amended to the Closing Date[, including the Amendment];

               (iii) Fifth Third has all corporate power and authority necessary to execute and deliver this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Fifth Third and compliance with the provisions hereof and thereof by Fifth Third will not constitute a breach of or default under, the Articles of Incorporation or Code of Regulations of Fifth Third, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which Fifth Third is a party, or, to the best of such counsel's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Fifth Third or any property of Fifth Third, which breach or default would be reasonably likely to have a material adverse effect on Fifth Third and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, [the Preferred Stock,] the Securities [and the Deposit Agreement] by Fifth Third except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or "blue sky" laws;

               [( ) The Amendment has been duly filed with the Secretary of State of the State of Ohio in accordance with the Ohio General Corporation Law and with all other offices where such filing is required;]

               [( ) The Securities being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will be entitled to the rights under, and the benefits of, the Deposit Agreement;]

               [( ) The Deposit Agreement has been duly authorized, executed and delivered by Fifth Third and the Depositary and constitutes a valid and legally binding agreement of Fifth Third and the Depositary, enforceable against Fifth Third and the Depositary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity;]

               ( ) The [Preferred Stock, the] Securities [and the Deposit Agreement] conform in all material respects to the descriptions thereof in the Prospectus; and

               ( ) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, and the

          Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; such counsel has no reason to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, as to the financial statements or other financial data contained in any part of the Registration Statement or the Prospectus, as to any statements or omissions made in reliance upon or in conformity with information furnished in writing to Fifth Third by or on behalf of an Underwriter for use therein.

          As to matters governed by New York law, such counsel may rely upon the
opinion of [               ].

          (d) The Representatives shall have received from [          ], counsel
for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require.

          As to matters governed by Ohio law, [            ] may rely upon the
opinion of Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third, delivered pursuant to Section 6(c).

          (e) Deloitte & Touche LLP, as independent accountants of Fifth Third, shall have furnished to the Representatives a letter, dated as of the Closing Date, to the effect set forth in Schedule III hereto.

          (f) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders' equity or results of operations of Fifth Third and its consolidated subsidiaries which the Representatives conclude, after consultation with Fifth Third, in the judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

          (g) Fifth Third shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to the Closing Date.

          (h) Subsequent to the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded Fifth Third's unsecured debt securities or preferred stock by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Fifth Third's unsecured debt securities or preferred stock.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Fifth Third in writing or by telephone or telegraph confirmed in writing.

     7. Indemnification and Contribution. (a) Fifth Third agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or in any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) Fifth Third will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Fifth Third by or on behalf of any Underwriter through the Representatives specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement or of the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which Fifth Third may otherwise have.

     (b) Each Underwriter severally agrees to indemnify and hold harmless Fifth Third, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Fifth Third within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Fifth Third to each Underwriter, but only with reference to written information furnished to Fifth Third by or on behalf of such Underwriter through the Representatives specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under Section 7(a) or
(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Fifth Third on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Fifth Third on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Fifth Third on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by Fifth Third bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Fifth Third on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Fifth Third and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

     8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Fifth Third prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

     9. Substituted Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 2 above be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and Fifth Third for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or Fifth Third. In such case either the Underwriters or Fifth Third shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Certain Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, Fifth Third shall not then be under any liability to any Underwriter except as provided in Sections 5(e) and 7 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of Fifth Third as provided herein, Fifth Third will reimburse the Underwriters through you for all actual out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but Fifth Third shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(e) and 7 hereof.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Fifth Third or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or Fifth Third or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(e), 7, 9, 12, 13 and 14 hereof shall survive the termination or cancellation of this Agreement.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto (including any Underwriter or Underwriters added pursuant to Section 9 hereof)and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     14. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in Schedule I hereto; and if to Fifth Third shall be sufficient in all respects if delivered or sent by registered mail to the address of Fifth Third set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Fifth Third by the Representatives upon request.

     15. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representatives will be binding upon all the Underwriters.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between Fifth Third and the Underwriters.

                                                     Very truly yours,

                                                     FIFTH THIRD BANCORP


                                                     ---------------------------
                                                     Name:
                                                     Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

By: [Representatives]

On behalf of the Underwriters
set forth in Schedule II



By: ______________________________
    Name:
    Title:

                                   SCHEDULE I

TITLE OF DESIGNATED SECURITIES:

         [Common Stock, no par value]
         [Preferred Stock [, Series __], no par value]
         [Depositary Shares, each representing a [Fraction] Interest in a Share of Preferred Stock
                  [, Series __], no par value]

AMOUNT OF SECURITIES:

         -------------

PRICE TO PUBLIC:

                  $_____ per Security [, plus accrued dividends, if any, from _________ __, ____]

PURCHASE PRICE BY UNDERWRITERS:

                  $_____ per Security [, plus accrued dividends, if any, from _________ __, ____]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds by wire

DEPOSIT AGREEMENT:

         [Deposit Agreement, dated as of ________ __, ____, between Fifth Third and __________, as
         Depositary]

MATURITY:

         [-------- --, ----]

DIVIDEND RATE:

         [_____% per annum] [describe floating rate provisions]

DIVIDEND PAYMENT DATES:

         [________ __, ________ __, ________ __ and ________ __ of each year, commencing _______ __,
         ----]

REGULAR RECORD DATES:

         [________ __, ________ __, ________ __ and ________ __ of each year, commencing _______ __,
         ----]


REPAYMENT PROVISIONS:

         [Describe repayment provisions, if any]

REDEMPTION PROVISIONS:

         [Describe redemption provisions, if any]

SINKING FUND PROVISIONS:

         [Describe sinking fund provisions, if any]

CONVERSION PROVISIONS:

         [Describe conversion provisions, if any]

EXCHANGE PROVISIONS:

         [Describe exchange provisions, if any]

OTHER TERMS:

         [Describe additional terms, if any]

ADDITIONAL COMFORT LETTER COVERAGE:

         [Describe additional coverage, if any]

FORM OF DESIGNATED SECURITY:

         [[Global] [Certificated] [in denominations set forth in the Prospectus Supplement]]

CLOSING DATE:

         ________ __, ____ at [time]

RESTRICTED PERIOD UNDER SECTION 5(G) OF UNDERWRITING AGREEMENT:

         [Describe period if other than through Closing Date]

OFFICE FOR DELIVERY OF DESIGNATED SECURITIES:

         [insert address]

OFFICE FOR PAYMENT FOR DESIGNATED SECURITIES:

         [insert address]

NAME OF REPRESENTATIVES:

         [insert names]

ADDRESS FOR NOTICES, ETC.:

         [insert address]

                                   SCHEDULE II


                                                                  Amount of
                                                                  Securities
                                                                    to be
                                Underwriter                        Purchased
                                -----------                       ----------



         [underwriters names]




         TOTAL
                                                                  ----------

                                  SCHEDULE III

     Pursuant to Section 6(e) of the Underwriting Agreement, the independent accountants of Fifth Third shall provide a comfort letter to the effect that:

     (i) They are independent certified public accountants with respect to Fifth Third and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

     (iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Fifth Third and its subsidiaries, inspection of the minute books of Fifth Third and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, inquiries of officials of Fifth Third and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in Fifth Third's most recent Quarterly Report on Form 10-Q incorporated by reference in the Prospectus (if any) as amended or supplemented does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in Fifth Third's most recent Annual Report on Form 10-K;

          (B) any unaudited financial data included in the Prospectus as amended or supplemented as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of Fifth Third or year ended for which Fifth Third has filed an Annual Report on Form 10-K (whichever

                                     III-1
     is more recent) (and any data for any comparable prior period included therein) do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived, or any such unaudited financial data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in Fifth Third's most recent Annual Report on Form 10-K;

          (C) the unaudited pro forma consolidated condensed financial statements (if any) included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (D) as of a specified date not more than five days prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented) or long-term debt of Fifth Third or any of its subsidiaries, or any decreases in consolidated stockholders' equity, consolidated assets, consolidated deposits, or allowance for loan losses of Fifth Third or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

          (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of Fifth Third or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter;


                                      III-2

          (iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of Fifth Third and its subsidiaries, which appear in the Prospectus as amended or supplemented (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Representatives, or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Fifth Third and its subsidiaries and have found them to be in agreement.


                                      III-3